UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On March 6, 2025, WESCO Distribution, Inc. (the “Issuer” or “Wesco Distribution”), a wholly owned subsidiary of WESCO International, Inc. (the “Company” or “WESCO”), completed its previously announced offering (the “Offering”) to eligible purchasers of $800 million aggregate principal amount of 6.375% senior notes due 2033 (the “Notes”). The Notes were issued at a price of 100.000% of the aggregate principal amount thereof.

The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of March 6, 2025, among the Issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes and related guarantees were issued in a private transaction exempt from the Securities Act of 1933, as amended (the “Securities Act”), and have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The net proceeds from the sale of the Notes were approximately $789.5 million, after deducting the discounts to the initial purchasers and estimated offering expenses. The Issuer intends to use the net proceeds from this Offering to redeem all of WESCO’s outstanding 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and all of the related depositary shares representing fractional interests in the Series A Preferred Stock on June 22, 2025, and repay a portion of the amounts outstanding under its asset-based revolving credit facility (the “ABL Facility”). Prior to such redemption, the Issuer intends to (i) use the net proceeds from this Offering to temporarily repay a portion of the outstanding borrowings under its accounts receivable securitization facility (the “Receivables Facility”) and the ABL Facility and (ii) subsequently redraw under the Receivables Facility and/or the ABL Facility in an aggregate amount sufficient to redeem the Series A Preferred Stock.

The Notes are unsecured and unsubordinated obligations of the Issuer and are guaranteed on an unsecured, unsubordinated basis by the Company and by its wholly-owned subsidiary, Anixter Inc. The Notes accrue interest at a rate of 6.375% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The Notes will mature on March 15, 2033.

The Issuer may redeem all or a part of the Notes at any time prior to March 15, 2028 by paying a “make-whole” premium plus accrued and unpaid interest, if any, to but excluding the redemption date. In addition, at any time prior to March 15, 2028, the Issuer may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings. On or after March 15, 2028, the Issuer may redeem all or a part of the Notes on the redemption dates and at the redemption prices specified in the Indenture.

The Issuer is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions.

The Indenture contains certain covenants that, among other things, limit the Company’s and its restricted subsidiaries’ ability to incur liens on assets, make certain restricted payments, engage in certain sale and leaseback transactions or sell certain assets or merge or consolidate with or into other companies, subject to certain qualifications and exceptions, including the termination of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Indenture contains certain events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate or, in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

Copies of the Indenture and the form of the Notes are attached to this Current Report on Form 8-K as exhibits 4.1 and 4.2, respectively, and are incorporated by reference as though fully set forth herein. The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the complete text of each of such documents.

Credit Agreement Amendment

On February 28, 2025, Wesco Distribution amended its ABL Facility pursuant to the terms and conditions of the Seventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 28, 2025 (the “Credit Agreement Amendment”), by and among Wesco Distribution, the other U.S. borrowers party thereto, WESCO Distribution Canada LP, the other Canadian borrowers party thereto, WESCO, the lenders party thereto and Barclays Bank PLC, as administrative agent, which amends the Fourth Amended and Restated Credit Agreement, dated as of June 22, 2020 (the “Credit Agreement”). The Credit Agreement Amendment, among other things, (i) extends the maturity date of the ABL Facility to February 28, 2030, (ii) increases the capacity to request increases in the revolving commitments under the ABL Facility from $450.0 million to $500.0 million, (iii) increases certain negative covenant baskets, (iv) removes the credit spread adjustment applicable to term SOFR (as defined therein) and daily simple SOFR loans, and (v) makes certain other amendments to the Credit Agreement.

A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Credit Agreement Amendment.

Receivables Purchase Agreement Amendment

On February 28, 2025, Wesco Distribution amended its Receivables Facility pursuant to the terms and conditions of the Ninth Amendment to Fifth Amended and Restated Receivables Purchase Agreement, dated as of February 28, 2025 (the “Receivables Amendment”), by and among WESCO Receivables Corp., Wesco Distribution, the various purchasers and purchaser agents party thereto and PNC Bank, National Association, as administrator, which amends the Fifth Amended and Restated Receivables Purchase Agreement, dated as of June 22, 2020 (the “Receivables Purchase Agreement”). The Receivables Amendment, among other things, (i) extends the scheduled termination date of the Receivables Facility to February 28, 2028, (ii) removes the credit spread adjustment applicable to term SOFR (as defined therein) investments, and (iii) makes certain other amendments to the Receivables Purchase Agreement.

A copy of the Receivables Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Receivables Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Receivables Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 6, 2025, among Wesco Distribution, WESCO and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.375% Senior Note due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

10.1	Seventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 28, 2025, by and among Wesco Distribution, the other U.S. borrowers party thereto, WESCO Distribution Canada LP, the other Canadian borrowers party thereto, WESCO, the lenders party thereto and Barclays Bank PLC, as administrative agent.

10.2	Ninth Amendment to Fifth Amended and Restated Receivables Purchase Agreement, dated as of February 28, 2025, by and among Wesco Distribution, WESCO Receivables Corp., the various purchasers and purchaser agents party thereto and PNC Bank, National Association, as administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

March 6, 2025	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer